Exhibit 21.1

Subsidiaries

Subsidiary Name	State of Incorporation or Formation
Quality Investment Properties Chantilly, LLC	Delaware
Quality Investment Properties Gateway, LLC	Delaware
Quality Investment Properties Irving, LLC	Delaware
Quality Investment Properties Lenexa, LLC	Delaware
Quality Investment Properties Metro Holding, LLC	Delaware
Quality Investment Properties Metro, LLC	Delaware
Quality Investment Properties Miami Holding, LLC	Delaware
Quality Investment Properties Miami, LLC	Delaware
Quality Investment Properties Richmond, LLC	Delaware
Quality Investment Properties Sacramento, LLC	Delaware
Quality Investment Properties Santa Clara Holding, LLC	Delaware
Quality Investment Properties Santa Clara, LLC	Delaware
Quality Investment Properties Tech Centre Holding, LLC	Delaware
Quality Investment Properties, Suwanee, LLC	Delaware
Quality Technology Services Holding, LLC	Delaware
Quality Technology Services Irving II, LLC	Delaware
Quality Technology Services Lenexa II, LLC	Delaware
Quality Technology Services Lenexa, LLC	Delaware
Quality Technology Services Metro II, LLC	Delaware
Quality Technology Services Miami II, LLC	Delaware
Quality Technology Services, N.J. II, LLC	Delaware
Quality Technology Services, N.J., LLC	Delaware
Quality Technology Services Jersey City, LLC	Delaware
Quality Technology Services Northeast, LLC	Delaware
Quality Technology Services Richmond II, LLC	Delaware
Quality Technology Services Sacramento II, LLC	Delaware
Quality Technology Services Santa Clara II, LLC	Delaware
Quality Technology Services, Suwanee II, LLC	Delaware
Quality Technology Services Wichita II, LLC	Delaware
Quality Technology Services, LLC	Delaware
QualityTech, LP	Delaware
QAE Acquisition Company, LLC	Georgia
Quality Technology Services Chantilly II, LLC	Delaware
QLD Investment Properties Wichita Technology Group, L.L.C.	Kansas